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                                                                    EXHIBIT 10.6

                                    EXHIBIT A

                                 PROMISSORY NOTE


$100,000                                               Newport Beach, California
                                                                  April 30, 1998

        FOR VALUE RECEIVED, Jeffrey H. Margolis, as Maker, promises to pay to THE TRIZETTO GROUP, INC. ("Company"), or order, 567 San Nicholas Drive, Newport Beach, California 92660, or such other place as the holder of this Note may from time to time in writing direct, the principal sum of One Hundred Thousand Dollars ($100,000).

        This Note shall bear interest at the rate of six and one-half percent (6.5%) per annum, based on a 365-day year. However, after any default in payment the Note shall bear interest until paid in full, at the rate of ten percent (10%) per annum, based on a 365 day year.

        This Note is issued pursuant to the Employment Agreement between Maker and the Company dated April 30, 1998 (the "Employment Agreement"). Twenty-Five Thousand Dollars ($25,000) of principal amount of this Note (and accrued but unpaid interest thereon) shall be forgiven by the Company on each anniversary of the date of the Employment Agreement, provided that Maker is an employee of the Company on such anniversary.

        The privilege is granted to prepay at any time, without premium, all or any part of the unpaid balance of principal and interest hereof.

        The whole sum of unpaid principal and interest hereunder shall be due and payable on April 30, 2002 and shall also become immediately due at the option of the holder of this Note if Maker shall:

                (1) admit in writing his inability to pay his debts generally as they become due;

                (2) file a petition in bankruptcy or to take advantage of any insolvency act;

                (3)     make an assignment for the benefit of his creditors;

                (4) consent to the appointment of a receiver of the whole or any substantial part of his property;

                (5) on a petition in bankruptcy filed against him, be adjudicated a bankrupt;

                (6)     cease employment with the Company; or

                (7)     breach any provision of the Employment Agreement.

        The undersigned hereby waives presentment, protest, notice of protest, demand for payment, notice of dishonor and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by the holder in exercising any power or right hereunder shall operate as a waiver of any power or right.



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        The undersigned agrees to pay the actual expenditures in any attempt to collect the amount due herein, including reasonable attorneys' fees.



                                        /s/ JEFFREY H. MARGOLIS
                                        ----------------------------------------
                                        Jeffrey H. Margolis
                                                         "Maker"



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